BY-LAWS OF QLinks America, Inc. a Corporation
              Incorporated Under the Laws of the State of Colorado

1. CORPORATEOFFICE AND REGISTERED AGENT. The Board of Directors has the power to determine the location of the corporation's principal place of business and registered office, which need not be the same location. The Board of Directors also has the power to designate the corporation's registered agent, who may be, but need not be, an officer or director.

2. DATE AND TIME OF SHAREHOLDERS ANNUAL MEETING. The annual Shareholders meeting will be held on a day and time each year to be designated by resolution of the Board of Directors. This meeting is for the purpose of electing directors and for transacting any other necessary business. If the designated day is a Saturday, Sunday, or legal holiday, the meeting will be held on the next business day.

3. SHAREHOLDERS SPECIAL MEETING. Special meetings of Shareholders may be called at any time and for any purpose. These meetings may be called by the Chairman of the Board of Directors, President, by a majority of the Directors, or upon request of a majority of the Shareholders of the corporation. The request for a special meeting must be made in writing and must state the time, place, and purpose of the meeting. The request should be given to the Secretary of the corporation, who will prepare and send written notice to all Shareholders of record who are entitled to vote at the meeting. A request for a special Shareholders meeting, setting forth the time, place, and purpose and signed by all Shareholders shall constitute a Waiver of Notice of the meeting.

4. PLACE OF SHAREHOLDERS MEETING. The Board of Directors has the power to designate the place for shareholders meetings, unless a Waiver of Notice of the meeting is signed by all Shareholders designating the place for the meeting. If no place is designated, either by the Board of Directors or all of the Shareholders, then the place for the meeting will be the principal office of the corporation.

5. NOTICE OF SHAREHOLDERS MEETINGS. Written notice of Shareholders meetings must be sent to each Shareholder of record entitled to vote at the meeting, unless such notice is waived by each Shareholder. The Notice must be sent no less than ten (10) days, nor more than thirty (30) days before the date of the meeting. The Notice should be sent to the Shareholders' address, as shown in the corporate Stock Transfer Book. The Notice will include the place, date, and time of the meeting. Notices for special meetings must also include the purpose of the meeting. When Notices are sent, the Secretary of the corporation must prepare an Affidavit of Mailing of Notices. Shareholders may waive notice of meetings, if done in writing, except that attendance at a meeting is considered a waiver of notice of the meeting.

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6.   SHAREHOLDERS ENTITLED TO NOTICE, TO VOTE, OR TO DIVIDENDS.  For the purpose of determining which Shareholders are entitled to Notice, to vote at the annual meeting of shareholders, or to receive dividends, the Board of Directors may order that the corporate Stock Transfer Books be closed fifteen (15) days prior to the annual meeting or the issuance of a dividend. For purposes of determining which shareholders are entitled to Notice, to vote at a special meeting of shareholders, the Board of Directors may order that the corporate Stock Transfer Books be closed as of the date of the Notice of the Special Meeting or the date of the waiver of Notice of the special meeting. The Shareholders entitled to receive notice, vote at meetings, or receive dividends are those who are recorded in the Stock Transfer Book upon the closing of the Book. Instead of closing the Book, the Board of Directors may also set a Record Date. The shareholders recorded in the Stock Transfer Book at the close of business on the Record Date will be entitled to receive notice, vote at meetings, or receive dividends. A list of Shareholders entitled to receive notice, vote at meetings,  or receive  dividends  will be prepared by the  Secretary,  when
     necessary  and  provided  to  the  officers  of  the   corporation.   Every
     Shareholder who is entitled to receive notice, vote, or receive dividends is also entitled to examine the list and the corporate Stock Transfer Book.

7. SHAREHOLDERS QUORUM. A Quorum for Shareholders meeting will be a majority of the outstanding shares that are entitled to vote at the meeting, whether in person or represented by proxy. Once a Quorum is present, business may be conducted at the meeting, even if Shareholders leave prior to adjournment.

8. SHAREHOLDERS PROXIES. At all meetings of Shareholders, a Shareholder may vote by signed proxy or by power of attorney. To be valid, a proxy must be filed with the Secretary of the corporation prior to the stated time of the meeting. No proxy may be valid for over eleven (11) months, unless the proxy specifically states otherwise. Proxies may always be revocable prior to the meeting for which it is intended. Attendance at the meeting for which a proxy has been authorized always revokes the proxy.

9. VOTING. Each outstanding share of the common stock of the corporation, which is entitled to vote as shown on the Stock Transfer Book, will have one vote. The vote of the holders of a majority of the shares entitled to vote will be sufficient to decide any matter, unless a greater number is required by the Articles of Incorporation or by state law. Adjournment shall be by majority vote of those shares entitled to vote.

10. SHAREHOLDER CONSENT RESOLUTIONS. Any action which may be taken at a Shareholder's meeting may be taken instead without a meeting, if a resolution is consented to, in writing, by all Shareholders who would be entitled to vote.

11. POWERS OF THE BOARD OF DIRECTORS. The affairs of the corporation will be managed by the Board of Directors. The Board of Directors will have all powers available under the state laws, including the power to appoint and remove officers, agents, and employees; the power to change officers, registered agent, and registered office of the corporation; the power to issue shares of stock; the power to borrow money on behalf of the corporation, including the power to execute any evidence of indebtedness on behalf of the corporation; and the power to enter into contracts on behalf of the corporation.

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12.  NUMBER OF DIRECTORS AND TERM OF OFFICE. The number of Directors will not be less than the number of Shareholders, nor more than seven (7). Each Director will hold office for one (1) year or until a successor is elected. Directors will be elected at the annual meeting of the Shareholders or at a special meeting of shareholders called for that purpose.

13. DATE AND TIME OF ANNUAL MEETING OF THE BOARD OF DIRECTORS. The annual Board of Directors meeting will be held on a day and time to be designated by resolution of the Board of Directors. This meeting is for the purpose of appointing officers and for transacting any other necessary business. If this day is a Saturday, Sunday, or legal holiday, the meeting will be held on the next business day.

14. SPECIAL MEETINGS OF THE BOARD OF DIRECTORS. Special meetings of the Board of Directors may be called at any time for any purpose. These meetings may be called by the Chairman of the Board of Directors, the President or any two Directors. The request for special meeting must be made in writing and state the time, place, and purpose of the meeting. The request should be given to the Secretary of the corporation, who will prepare and send written notice to all Directors.

15. PLACE OF BOARD OF DIRECTORS MEETING. The Board of Directors has the power to designate the place for Directors meetings. If no place is designated, then the place for the meeting will be the principal office of the corporation.

16. NOTICE OF BOARD OF DIRECTORS MEETINGS. Written Notice of Board of Directors meetings must be sent to each Director. The Notice must be sent no less than three (3) business days, nor more than thirty (30) days before the date of the meeting. If Notice of the meeting is sent less than five (5) business days prior to the date of the meeting, the Notice must be sent by an overnight delivery method. The Notice should be sent to the Directors' address, as shown in the corporate records. The Notice will include the place, date, and time of the meeting, and for special meetings the purpose of the meeting. When Notice is sent, the Secretary of the corporation must prepare an Affidavit of Mailing of Notices. Directors may waive notice of meetings, if done in writing, except that attendance at a meeting is considered a waiver of notice of meeting.

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17.  BOARD OF  DIRECTORS  QUORUM.  A Quorum for  Directors'  meetings  will be a majority of the Directors. The Chairman of the Board of Directors or his/her designee shall act as the Chairperson for each meeting of the Board of Directors. Directors may attend any meeting by telephone, video conference or other similar means. Once a Quorum is present, business may be conducted at the meeting, even if Directors leave prior to adjournment.

18. BOARD OF DIRECTORS VOTING. Each Director will have one vote. The vote of a majority of the Directors will be sufficient to decide any matter, unless a greater number is required by the Articles of Incorporation or state law. Adjournment shall be by majority vote.

19. BOARD OF DIRECTORS CONSENT RESOLUTIONS. Any action which may be taken at a Directors meeting may be taken instead without a meeting, if a resolution is consented to, in writing, by all Directors.

20. REMOVAL OF DIRECTORS. A Director may be removed from office, with or without cause, at a special meeting of the Shareholders called for that purpose.

21. FILLING DIRECTOR VACANCIES. A vacancy on the Board of Directors may be filled by a majority vote of the remaining Directors, even if technically less than a Quorum. A Director elected to fill a remaining term will hold office until the next annual Shareholders meeting.

22. SALARIES OF DIRECTORS. The salaries of Directors will be fixed by the Board of Directors and may be altered at any time by the Board. A Director may receive a salary, even if he/she receives a salary as an officer.

23. FIDUCIARYDUTY OF DIRECTORS. Each director owes a fiduciary duty of good faith and reasonable care with regard to all actions taken on behalf of the corporation. Each Director must perform her/his duties in good faith in a manner that she/he reasonably believes to be in the best interests of the corporation, using ordinary care and prudence.

24. INDEMNIFICATION OF DIRECTORS. The corporation will follow the provision of the Colorado Business Corporations Code, Article 109 with respect to the Indemnification of its Directors and Directors of the corporation shall be entitled to call upon the corporation for indemnification and for the advancing of expenses as provided therein.

25. NUMBER OF OFFICERS. The officers of the corporation will include a Chief Executive Officer, President, such Vice Presidents as may be appointed by the Board, a Treasurer, a Secretary and such Assistant Secretaries as may be appointed. Any two or more offices may be held by the same person.

26. APPOINTMENT AND TERMS OF OFFICERS. The officers of the corporation will be appointed by the Directors at the first meeting of the Board of Directors. Each officer will hold office until death, resignation, or removal by the Board of Directors.

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27.  REMOVAL OF OFFICERS.  Any officer may be removed by the Board of Directors, with or without cause. Appointment of an officer does not create any contract rights for the officers.

28. FILLING OFFICER VACANCIES. A vacancy in any office, for any reason, may be filled by the Board of Directors for the unexpired term.

29. DUTIES OF THE CHAIRMAN OF THE BOARD. The Chairman or the Board is the principal executive officer of the corporation and is subject to control by the Board of Directors.

30. DUTIES OF THE PRESIDENT and CEO. The President and CEO will directly or indirectly supervise and oversee all of the business and activities of the corporation subject to the Board of Directors. The President shall report to the Board of Directors on a direct basis. The President will preside at all Shareholders meetings and perform any other duties as prescribed by the Board of Directors.

31. DUTIES OF VICE-PRESIDENT. Vice-Presidents of the corporation will have primarily responsibility to supervise and oversee the activities of the various departments and functions of the corporation as prescribed by the President and will report directly to the President and perform any other duties, as prescribed.

32. DUTIES OF THE SECRETARY. The Secretary will keep the minutes of all Shareholders and Directors meetings. The Secretary will provide Notices of all meetings, as required by the by-laws. The Secretary will be the custodian of the corporate records, corporate Stock Transfer Book, and other corporate documents. The Secretary will keep a list of all Shareholders, Directors, and officers addresses. The Secretary will sign, along with other officers, the corporation's stock certificates. The secretary will also perform any other duties, as prescribed by the Board of Directors.

33. DUTIES OF THE ASSISTANT SECRETARIES. Assistant Secretaries shall perform all of the duties of the Secretary, when required, as directed by the Secretary of the Corporation.

34. DUTIES OF THE TREASURER. The Treasurer will be custodian of all corporate funds and securities. The Treasurer will receive and pay out funds that are receivable or payable to the corporation from any source. The Treasurer will deposit all corporate funds received into the corporate bank accounts, as designated by the Board of Directors. The Treasurer will also perform any other duties, as prescribed by the Board of Directors.

35. SALARIES OF OFFICERS. The salaries of the officers will be fixed by the Board of Directors and may be altered at any time by the Board. An officer may receive a salary, even if she/he receives a salary as a Director.

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36.  STOCK CERTIFICATES.  Certificates that represent shares of ownership in the corporation will be in the form designated by the Board of Directors. Certificates will be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the corporation. Certificates will be consecutively numbered. The name and address of the person receiving the issued shares, the certificate number, the number of shares, and the date of issue will be recorded by the Secretary of the corporation in the corporate Stock Transfer Book. Shares of the corporation's stock may only be transferred on the Stock Transfer Book of the corporation by the holder of the shares in whose name they were issued, as shown in the Stock Transfer Book, or by his/ her legal representative.

37. FINANCIALMATTERS. The Board of Directors will determine the accounting methods and fiscal year of the corporation. All checks, drafts, or other methods for payment shall be signed by an officer or other corporate representative, determined by resolution of the Board of Directors. All notes, mortgages, or other evidence of indebtedness shall be signed by an officer determined by resolution of the Board of Directors. No contracts will be entered into on behalf of the corporation, unless authorized by a resolution of the Board of Directors. No documents may be executed on behalf of the corporation, unless authorized by a resolution by the Board of Directors. A Board of Directors' resolution may be for a specific or a general authorization.

38. LOANS TO OFFICERS OR DIRECTORS. The corporation may not lend any money to an officer or director of the corporation unless the loan has been approved by the Board of Directors and then is presented to the shareholders and is approved by a majority of the shares of all stock of the corporation.

39. CONFLICTS OF INTEREST. An officer or director does not violate a duty or obligation to the corporation merely because such person's conduct furthers the person's own interest. An officer or director may transact business or enter into contracts or transactions with the corporation. The rights and obligations of an officer or director who transacts business with the corporation are the same as those of a person who is not an officer or director. No transaction with the corporation will be voidable solely because an officer or director has a direct or indirect interest in the transactions if:

     a.   The  transaction  is fair to the  corporation,  and

     b. The Board of Directors knows the material facts of the transaction and authorizes or ratifies it.

40. AMENDMENTS TO THE BY-LAWS. These by-laws may be amended in any manner by majority vote of the Board of Directors at any annual or special meeting. Any amendments by the Board of Directors are subject to approval by majority vote of the Shareholders at any annual or special meeting.

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Date:  February 20, 2003


Adopted by the Incorporator on February 20, 2003


/s/ William R. Jones
-------------------------
William R. Jones

Ratified by the Shareholder on February 20, 2003


/s/ William R. Jones                         /s/ James O. Mulford
---------------------------            --------------------------
Shareholder                                 Shareholder

Ratified by the Board of Directors on February 20, 2003.



/s/ William R. Jones                         /s/ James O. Mulford
---------------------------            --------------------------
Director                                     Director


Paragraph 12 - NUMBER OF DIRECTORS AND TERM OF OFFICE. At a Special Meeting of Shareholders held on May 18, 2006, the shareholders of the corporation authorized the Board of Directors to amend Paragraph 12 as follows:

The Board of Directors of the Corporation be and hereby is authorized to amend the Bylaws of Incorporation of the Corporation to provide for a Board of Directors consisting of at least two and not more than seven Directors.

Effective May 18, 2006, by Unanimous Consent Resolution, pursuant to the shareholder vote, the Board amended Paragraph 12 to read:

"NUMBER OF DIRECTORS AND TERM OF OFFICE. The number of Directors will not be less than two (2) and not more than seven (7). Each Director will hold office for one (1) year or until a successor is elected. Directors will be elected at the annual meeting of the Shareholders or at a special meeting of shareholders called for that purpose."